Exhibit 99.1

For Further Information: Michael W. McCarthy Director – Investor Relations Office: (978) 262-2459 michael.mccarthy@brooks.com
Press Release
For Immediate Release
August 7, 2008
Brooks Automation Reports Third Quarter Financial Results
Chelmsford, Massachusetts August 7, 2008 — Brooks Automation, Inc. (Nasdaq: BRKS) announced financial results for the Company’s third quarter and first nine months of fiscal 2008 ended on June 30, 2008.
Revenues for the third quarter of 2008 were $124.0 million, compared to revenues of $190.5 million in the third quarter of 2007, a decrease of 34.9%. Sequentially, revenues were down 16.0% from fiscal 2008 second quarter revenues of $147.6 million.
Loss from continuing operations for the third quarter of fiscal 2008 amounted to $10.3 million, or $0.17 per diluted share. This compares with income from continuing operations of $22.9 million, or $0.30 per diluted share in the third quarter of the prior year. Sequentially, the loss from continuing operations increased $1.6 million compared to a second quarter loss of $8.7 million. The loss from continuing operations for the third quarter of fiscal 2008 before special charges was $7.8 million, or $0.12 per diluted share, which came in at the low end of the Company’s guidance. The special charge taken during the quarter was comprised entirely of $2.6 million of restructuring charges. The loss from continuing operations reported in the second quarter of fiscal 2008 included $5.4 million of special charges, including restructuring charges of $2.5 million and a loss on an investment of $2.9 million.
Adjusted Earnings before Interest, Tax, Depreciation and Amortization for the third quarter of fiscal 2008 was $1.8 million compared to $24.3 million in the prior year period and $7.2 million in the second quarter of fiscal 2008. Together with cash generated from managing operating assets, this resulted in cash flows from operations for the third quarter of fiscal 2008 of $1.4 million compared to $34.8 million in the prior year period and $11.3 million in the second quarter of fiscal 2008.
Revenues for the first nine months of fiscal year 2008 were $419.5 million, a 27.3% decrease from prior year revenues of $576.8 million. The net loss for the first nine months of fiscal 2008 was $20.0 million, or $0.31 per diluted share compared to the prior year’s net income of $152.8 million or $2.03 per diluted share. The loss for fiscal 2008 included restructuring charges of $5.7 million, a $2.9 million loss on an investment which was partially offset by a $0.4 million gain in discontinued operations related to the resolution of certain contingencies in connection with the sale of the Brooks Software division, which in total amounted to $0.13 per diluted share. Net income for fiscal 2007 included an $83.9 million gain on the March 30, 2007 sale of the Brooks Software division and $13.3 million of income from that discontinued operation, restructuring charges of $3.5 million and a gain on an investment of $5.1 million, which in total amounted to $1.31 per diluted share.
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Brooks Automation, Inc. ◆ 15 Elizabeth Drive ◆ Chelmsford, Massachusetts 01824 ◆ (978)262-2400 ◆ www.brooks.com.

Brooks Reports Third Quarter Financial Results	page two
Commenting on the third quarter results, Robert J. Lepofsky, President and Chief Executive Officer of Brooks said, “Our results for the quarter were in line with industry commentary reflecting on the continued softness in the semiconductor capital equipment sector. Despite currently difficult external conditions, Brooks moved forward on a number of fronts that give us a very positive view of both our near and longer-term future. The restructuring of Brooks has significantly lowered our breakeven level, simplified our organization and improved our customer responsiveness. One excellent measure of our progress is our pace of new customer engagements. Several of our major semiconductor equipment OEMs are now looking to Brooks for an expanded scope of supply. Even in a flat new equipment market some of these new requirements will have a positive impact on Brooks beginning as early as the December quarter.”
Mr. Lepofsky continued, “Today approximately 15% of our revenues come from customers outside of the semiconductor industry and we see that number increasing in the future. Looking forward, we expect that our continuing product and market development investments will increase our penetration in the data storage, analytical instrument and solar sectors. At the present time we are particularly pleased with the pace of implementation of Brooks’ vacuum solutions by both established and emerging companies in the growing solar cell industry.”
Mr. Lepofsky concluded, “During this challenging period the employees of Brooks remain focused on turning potential into performance and ensuring that Brooks emerges from the downturn stronger, better positioned and more profitable than ever before.”
Business Outlook
In providing guidance for the fourth quarter of fiscal 2008 ending on September 30, 2008, Brooks expects revenues could be in the range of $110 million to $125 million with a net loss between $0.15 per share and a net loss of $0.05 per share. The guidance for loss per share provided above does not include restructuring costs that are likely to be incurred during the quarter.
A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated statements of operations, balance sheets and statements of cash flows attached to this release.
Brooks management will webcast its June quarter earnings conference call on Thursday, August 7, 2008 at 4:30 p.m. ET to discuss the attached quarterly results and business highlights. During the call, Company management will respond to questions concerning, but not limited to, the Company’s financial performance, business conditions and industry outlook. Their responses could contain information that has not been previously disclosed.
Analysts, investors and members of the media can access the live broadcast available on Brooks’ website at www.brooks.com. The call will be archived on this website for convenient on-demand replay until Brooks reports fiscal 2008 fourth quarter results in mid-November, 2008.
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Brooks Automation, Inc. ◆ 15 Elizabeth Drive ◆ Chelmsford, Massachusetts 01824 ◆ (978)262-2400 ◆ www.brooks.com.

Brooks Reports Third Quarter Financial Results	page three
About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation solutions and integrated subsystems to the global semiconductor and related industries. The company’s advanced offerings in hardware and services can help customers improve manufacturing efficiencies, accelerate time-to-market and reduce cost-of-ownership. Brooks’ products and global services are used in virtually every semiconductor fab in the world as well as in a number of diverse industries outside of semiconductor manufacturing. For more information see www.brooks.com or email co.csr@brooks.com
“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our bookings, revenues, profit and loss and cash flow expectations, expected restructuring charges and other charges, the impact of anticipated workforce reductions, future business strategy and market opportunities, level of capital expenditures and bookings expectations in the semiconductor industry, demand for our new and existing products, purchasing and manufacturing trends among semiconductor manufacturing OEMs, our strategy of sourcing from low cost regions, and the outlook of the semiconductor industry. Factors that could cause results to differ from our expectations include the following: our dependence on the cyclical semiconductor industry; the possibility of downturns in market demand for electronics; our possible inability to meet increased demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; a decision by semiconductor manufacturing OEMs not to outsource increasing amounts of their manufacturing operations; our ability to continue to effectively implement our flexible manufacturing model and our supply chain consolidation; the highly competitive nature and rapid technological change that characterizes the industries in which we compete; decisions by customers to accelerate delivery under or to cancel or defer orders that previously had been accepted; decisions by customers to reject the products we ship to them; the possibility that we may not be able to fulfill customer orders within a period of time acceptable to them; the fact that design-in wins do not necessarily translate to significant revenue; the timing and effectiveness of restructuring, cost-cutting, low cost sourcing and expense control measures; intense price competition; disputes concerning intellectual property; expenses associated with legal disputes and litigation, continuing uncertainties in global political and economic conditions, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.
08-17
Brooks Automation, Inc. ◆ 15 Elizabeth Drive ◆ Chelmsford, Massachusetts 01824 ◆ (978)262-2400 ◆ www.brooks.com.

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three months ended		Nine months ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues
Product	$92,958	$160,235	$331,531	$485,375
Services	31,058	30,226	87,965	91,380

Total revenues	124,016	190,461	419,496	576,755

Cost of revenues
Product	70,420	108,499	244,087	326,145
Services	24,739	24,526	71,664	71,002

Total cost of revenues	95,159	133,025	315,751	397,147

Gross profit	28,857	57,436	103,745	179,608

Operating expenses
Research and development	10,270	12,817	34,255	39,185
Selling, general and administrative	25,636	29,924	84,635	91,482
Restructuring charges	2,571	411	5,677	3,451

Total operating expenses	38,477	43,152	124,567	134,118

Operating income (loss) from continuing operations	(9,620)	14,284	(20,822)	45,490
Interest income	1,237	4,344	6,252	8,874
Interest expense	93	48	536	503
Gain (loss) on investment	—	5,110	(2,931)	5,110
Other (income) expense, net	1,244	491	426	1,416

Income (loss) from continuing operations before income taxes, minority interests and equity in earnings of joint ventures	(9,720)	23,199	(18,463)	57,555
Income tax provision	843	605	2,398	2,729

Income (loss) from continuing operations before minority interests and equity in earnings of joint ventures	(10,563)	22,594	(20,861)	54,826
Minority interests in income (loss) of consolidated subsidiaries	(13)	58	(5)	110
Equity in earnings of joint ventures	224	328	447	878

Income (loss) from continuing operations	(10,326)	22,864	(20,409)	55,594
Income (loss) from discontinued operations, net of income taxes	—	(25)	—	13,273
Gain on sale of discontinued operations, net of income taxes	—	—	371	83,898

Income (loss) from discontinued operations, net of income taxes	—	(25)	371	97,171

Net income (loss)	$(10,326)	$22,839	$(20,038)	$152,765

Basic income (loss) per share from continuing operations	$(0.17)	$0.30	$(0.31)	$0.74
Basic income (loss) per share from discontinued operations	0.00	0.00	0.01	1.30

Basic net income (loss) per share	$(0.17)	$0.30	$(0.31)	$2.04

Diluted income (loss) per share from continuing operations	$(0.17)	$0.30	$(0.31)	$0.74
Diluted income (loss) per share from discontinued operations	0.00	0.00	0.01	1.29

Diluted net income (loss) per share	$(0.17)	$0.30	$(0.31)	$2.03

Shares used in computing income (loss) per share
Basic	62,483	75,046	65,196	74,802
Diluted	62,483	75,737	65,196	75,376
Brooks Automation, Inc. ◆ 15 Elizabeth Drive ◆ Chelmsford, Massachusetts 01824 ◆ (978)262-2400 ◆ www.brooks.com.

BROOKS AUTOMATION, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	June 30,	September 30,
	2008	2007
Assets
Current assets
Cash and cash equivalents	$109,962	$168,232
Marketable securities	34,238	80,102
Accounts receivable, net	73,229	105,904
Insurance receivable for litigation	8,151	—
Inventories, net	111,154	104,794
Prepaid expenses and other current assets	17,382	20,489

Total current assets	354,116	479,521

Property, plant and equipment, net	83,763	80,747
Long-term marketable securities	34,207	26,283
Goodwill	318,548	319,302
Intangible assets, net	64,788	76,964
Equity investment in joint ventures	26,764	24,007
Other assets	6,482	8,014

Total assets	$888,668	$1,014,838

Liabilities, minority interests and stockholders’ equity
Current liabilities
Accounts payable	$39,553	$57,758
Deferred revenue	3,933	5,424
Accrued warranty and retrofit costs	8,503	10,986
Accrued compensation and benefits	17,216	23,850
Accrued restructuring costs	8,141	6,778
Accrued income taxes payable	5,283	5,934
Accrual for litigation settlement	7,750	—
Accrued expenses and other current liabilities	14,662	21,908

Total current liabilities	105,041	132,638

Accrued long-term restructuring	6,265	8,933
Income taxes payable	10,649	10,159
Other long-term liabilities	2,509	2,866

Total liabilities	124,464	154,596

Contingencies
Minority interests	457	463

Stockholders’ equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 76,926,823 shares issued and 63,464,954 shares outstanding at June 30, 2008, 76,483,603 shares issued and 70,423,603 shares outstanding at September 30, 2007	769	765
Additional paid-in capital	1,786,712	1,780,401
Accumulated other comprehensive income	26,087	18,202
Treasury stock at cost, 13,461,869 shares and 6,060,000 shares at June 30, 2008 and September 30, 2007, respectively	(200,956)	(110,762)
Accumulated deficit	(848,865)	(828,827)

Total stockholders’ equity	763,747	859,779

Total liabilities, minority interests and stockholders’ equity	$888,668	$1,014,838

Brooks Automation, Inc. ◆ 15 Elizabeth Drive ◆ Chelmsford, Massachusetts 01824 ◆ (978)262-2400 ◆ www.brooks.com.

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Nine months ended
	June 30,
	2008	2007
Cash flows from operating activities
Net income (loss)	$(20,038)	$152,765
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	25,867	24,280
Stock-based compensation	5,612	5,880
Discount on marketable securities	(782)	(1,006)
Undistributed earnings of joint ventures	(447)	(878)
Minority interests	(5)	110
Loss on disposal of long-lived assets	925	568
Gain on sale of software division, net	(371)	(81,813)
(Gain) loss on investment	2,931	(5,110)
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	32,220	(4,531)
Inventories	(5,138)	(8,990)
Prepaid expenses and other current assets	2,469	(7,465)
Accounts payable	(18,344)	(13,637)
Deferred revenue	(1,578)	4,212
Accrued warranty and retrofit costs	(2,454)	(132)
Accrued compensation and benefits	(6,906)	(5,385)
Accrued restructuring costs	(1,356)	(2,359)
Accrued expenses and other current liabilities	(5,974)	(3,717)

Net cash provided by operating activities	6,631	52,792

Cash flows from investing activities
Purchases of property, plant and equipment	(17,235)	(14,837)
Proceeds from the sale of software division	1,500	130,393
Purchases of marketable securities	(137,156)	(306,425)
Sale/maturity of marketable securities	174,973	316,181
Acquisition of Synetics Solutions, net of cash acquired	—	(38)
Other	(75)	12

Net cash provided by investing activities	22,007	125,286

Cash flows from financing activities
Treasury stock purchases	(90,194)	—
Proceeds from issuance of common stock, net of issuance costs	1,473	8,295

Net cash provided by (used in) financing activities	(88,721)	8,295

Effects of exchange rate changes on cash and cash equivalents	1,813	852

Net increase (decrease) in cash and cash equivalents	(58,270)	187,225
Cash and cash equivalents, beginning of period	168,232	115,773

Cash and cash equivalents, end of period	$109,962	$302,998

Brooks Automation, Inc. t 15 Elizabeth Drivet Chelmsford, Massachusetts 01824t (978)262-2400 twww.brooks.com.

BROOKS AUTOMATION, INC.
Supplemental Information
(unaudited)
(In thousands, except per share data)
Notes on Non-GAAP Financial Measures:
The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.
The press release includes financial measures which exclude the effects of charges associated with our restructuring programs and gains or losses on investments. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks’ day-to-day operations. A table reconciling income and diluted earnings per share from continuing operations is presented below:

	Quarter ended
	June 30, 2008		March 31, 2008		June 30, 2007
	$	per share	$	per share	$	per share
Income (loss) from continuing operations	$(10,326)	$(0.17)	$(8,664)	$(0.14)	$22,864	$0.30

Restructuring charges	2,571	0.04	2,506	0.04	411	0.01
Loss (gain) on investment	—	—	2,931	0.05	(5,110)	(0.07)

Income (loss) before special charges	$(7,755)	$(0.12)	(3,227)	$(0.05)	$18,165	$0.24

	Nine months ended
	June 30, 2008		June 30, 2007
	$	per share	$	per share
Income (loss) from continuing operations	$(20,409)	$(0.31)	$55,594	$0.74

Restructuring charges	5,677	0.09	3,451	0.05
Loss (gain) on investment	2,931	0.04	(5,110)	(0.07)

Income (loss) before special charges	$(11,801)	$(0.18)	$53,935	$0.72

	Quarter ended			Nine months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2008	2008	2007	2008	2007
Income (loss) from continuing operations	$(10,326)	$(8,664)	$22,864	$(20,409)	$55,594

Less: Interest income	(1,237)	(1,806)	(4,344)	(6,252)	(8,874)
Add: Interest expense	93	310	48	536	503
Add: Income tax provision	843	885	605	2,398	2,729
Add: Depreciation	4,718	4,407	4,225	13,616	12,770
Add: Amortization of completed technology	2,331	2,331	2,331	6,993	6,993
Add; Amortization of acquired intangible assets	1,786	1,787	1,482	5,258	4,458
Add: Stock compensation expense	1,069	2,534	1,810	5,612	5,880
Add: Restructuring charges	2,571	2,506	411	5,677	3,451
Add: Loss (gain) on investment	—	2,931	(5,110)	2,931	(5,110)

Adjusted EBITDA	$1,848	$7,221	$24,322	$16,360	$78,394

Brooks Automation, Inc. t 15 Elizabeth Drivet Chelmsford, Massachusetts 01824t (978)262-2400 twww.brooks.com.